Exhibit 99.2

First Quarter 2018 Earnings Management Commentary

May 2, 2018

We are pleased to announce that Trinseo achieved record net income, earnings per share, and Adjusted EBITDA in the first quarter of 2018. First quarter net income was $120 million and Adjusted EBITDA was $195 million. Earnings per diluted share was $2.71 and Adjusted EPS was $2.76. These results included $7 million of unfavorable net timing impacts, on a pre-tax basis, and exceeded guidance from the Q4 2017 earnings call due to additional impacts from unplanned styrene monomer outages as well as solid fundamental performance across all segments.

Highlights

•                  Record consolidated results in the first quarter, exceeding prior guidance.

•                  Record Adjusted EBITDA in the Americas Styrenics segment.

•                  We are on track toward achieving the $100 million Adjusted EBITDA growth target across our Latex Binders, Synthetic Rubber, and Performance Plastics segments from 2016 to 2019. This includes growth from Asia and non-coated paper sales in Latex Binders, new SSBR and ABS capacity, as well as the API Plastics acquisition.

•                  We recently initiated a project to complete the transition of the remaining business services from the Dow Chemical Company. This includes the transition of administrative services such as accounts payable, logistics, and purchasing, and will enable greater enterprise flexibility, allowing us to better control our end-to-end business processes. The project also includes the transition of IT services, including the ownership and maintenance of our ERP system.

Segment Results and Cash Generation

Please recall that effective January 1, 2018, we realigned our reporting segments to reflect the new model under which the business will be managed. Under this new segmentation, we will continue to report operating results for six segments, four of which will remain unchanged from the Company’s previous segmentation: Latex Binders, Synthetic Rubber, Feedstocks, and Americas Styrenics. The results of the Polystyrene business, which was previously included within the results of the Basic Plastics segment, is now reported as a standalone segment. Performance Plastics, which previously consisted of compounds, blends, and ABS products sold to the automotive market, now also includes the remaining portion of the ABS business, as well as the results of the SAN and polycarbonate businesses. This segmentation change will provide enhanced clarity to investors by concentrating the Company’s more specialized plastics into a single reporting segment.  It will also reduce complexity as polycarbonate and ABS are the primary inputs into the downstream production of its compounds and blends. Prior period results have been recast to reflect this new segmentation.

In Latex Binders, we continued to see strong results driven by our diversified chemistries and cost actions, as well as improved market conditions in Asia. First quarter Adjusted EBITDA of $27 million was in line with guidance, and included $4 million of negative net timing impacts.

Synthetic Rubber’s first quarter Adjusted EBITDA was also in line with guidance at $26 million, inclusive of $2 million of favorable net timing impacts. We had record SSBR sales volume in the first quarter, as we began selling our new capacity. However, the first quarter was negatively impacted by lower ESBR sales to Asia.

Performance Plastics started the year with another strong quarter. First quarter Adjusted EBITDA of $66 million was in line with guidance. Sales volumes and margins were strong during the quarter, driven by sales from our new ABS plant in China and continued tightness in the polycarbonate market. In addition, API Plastics continues to perform in line with our expectations, and we continue to work on fully integrating these products into our portfolio and offering a wider array of plastic solutions to customers.

Polystyrene first quarter Adjusted EBITDA was $10 million, and was slightly below guidance due to a $2 million of unfavorable net timing impact. Sales volumes were negatively impacted in the first quarter due to increasing styrene prices, causing customers to delay purchases into the second quarter in anticipation of lower prices.

Feedstocks first quarter Adjusted EBITDA was $42 million including an unfavorable $3 million net timing impact. This result was above our guidance of $35 million as the duration of unplanned outages exceeded our expectations.

Americas Styrenics Adjusted EBITDA of $46 million in the first quarter was a record high and was above guidance, also due to higher than expected styrene margins from unplanned outages.

Cash provided by operating activities for the quarter was $41 million and capital expenditures were $31 million, resulting in Free Cash Flow for the quarter of $10 million. First quarter cash from operations and Free Cash Flow included an impact of approximately $105 million from higher working capital primarily from increasing sales and raw material prices as well as higher inventory levels ahead of second quarter planned maintenance. At the end of the quarter, we had $399 million of cash, which reflected $24 million of share repurchases during the quarter.

The first quarter GAAP effective tax rate of 17.1% was below our prior guidance of 19% due to additional expenses recorded in higher-taxed jurisdictions during the quarter. We still anticipate an effective tax rate of 19% for the remaining quarters and a full-year effective tax rate of 18% to 19%.

Styrene Supply / Demand Outlook

During the last several months, we have conducted an extensive study with the assistance of external consultants in China to look at styrene capacity additions. Based on this study, we estimate that net styrene supply over the period 2017 to 2022 will increase between 2% and 3% per year on average, depending on construction delays and potential asset closures. This compares to our assumption of 2.3% annual styrene demand growth over this same period. We estimate that this would result in global operating rates in the mid to high 80s over this forecast period, consistent with operating rates over the last 3 years.

Guidance

In total for Trinseo we expect second quarter net income of $93 million to $101 million and Adjusted EBITDA of $160 million to $170 million. This outlook assumes minimal impact from net timing.

European styrene monomer margin over raw materials decreased in April from very high March levels as more styrene supply came back online from both planned and unplanned outages, with a similar downward trend expected in May and June. Overall we expect second quarter margins to be, on average, about $75 per ton lower than they were in the first quarter, but at still healthy levels. In addition, we have a planned five-week outage at our styrene unit in Germany which will reduce production, resulting in a quarter-over-quarter unfavorable impact of about $5 million.

For full year 2018, we are increasing guidance for net income to $392 million to $408 million, and for Adjusted EBITDA to $665 million to $685 million. In addition, we are increasing guidance for diluted EPS to $8.82 to $9.19 and Adjusted EPS to $8.87 to $9.24. This outlook assumes the $7 million unfavorable net timing impact from the first quarter, with no additional impact for the balance of the year. In addition, it assumes no additional impact from unplanned styrene outages beyond what we had in the first quarter and what we currently have visibility into for the second quarter. Finally, the outlook also includes approximately $50 million of our targeted $100 million of growth initiatives across Latex Binders, Synthetic Rubber, and Performance Plastics. This $50 million improvement includes $8 million of unfavorable net timing impacts and excludes the impacts of the sale of our 50% share of Sumika Styron Polycarbonate Limited, which contributed $9 million to our 2016 results.  This $50 million improvement also includes significant improvement in our polycarbonate business, which is now reported in the Performance Plastics segment. Please recall that about 40% of the polycarbonate we produce is used in our downstream compounds and blends business.

Use of non-GAAP measures

In addition to using standard measures of performance and liquidity that are recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use additional measures of income excluding certain GAAP items (“non-GAAP measures”), such as Adjusted EBITDA and, Adjusted EPS and measures of liquidity excluding certain GAAP items, such as Free Cash Flow. We believe these measures are useful for investors and management in evaluating business trends and performance each period.  These income measures are also used to manage our business and assess current period profitability, as well as to provide an appropriate basis to evaluate the effectiveness of our pricing strategies. Such measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. The definitions of each of these measures, further discussion of usefulness, and reconciliations of non-GAAP measures to GAAP measures are provided in the Form 8-K filing for this commentary in Exhibit 99.1-Press Release, dated May 2, 2018.

Note on Forward-Looking Statements

This commentary may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “target,” “outlook,” “guidance,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this commentary may include, without limitation, forecasts of growth, net sales, business activity, acquisitions, financings and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this commentary. Such factors include, among others: conditions in the global economy and capital markets, volatility in costs or disruption in the supply of the raw materials utilized for our products; loss of market share to other producers of styrene-based chemical products; compliance with environmental, health and safety laws; changes in laws and regulations applicable to our business; our inability to continue technological innovation and successful introduction of new products; system security risk issues that could disrupt our internal operations or information technology services; the loss of customers; the market price of the Company’s ordinary shares prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; and the Company’s cash flows from operations. Additional risks and uncertainties are set forth in the Company’s reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov/ as well as the Company’s web site at http://www.trinseo.com. As a result of the foregoing considerations, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this commentary. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.